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                                                                   EXHIBIT 10(Z)

Amendment No. 1 dated as of November 14, 2000, to Agreement (the "Agreement") dated November 14, 1997 between UNITED RENTALS, INC., a Delaware corporation ("UR"), and WAYLAND R. HICKS ("Employee").

For good and valuable consideration, the parties agree as follows:

1. Section 2(a) of the Agreement is amended in its entirety to read as follows:
"Base Salary and Bonus. The base salary payable to Employee shall be $450,000 per year, payable in monthy installments. (References to "Shares" in this Agreement are to shares of common stock issued to Employee under this Agreement as in effect prior to November 17, 2000). The Board of Directors may from time to time award bonuses to Employee based on such criteria as the Board shall establish in its discretion. The payment of base salary and bonuses shall be subject to all applicable federal, state and local withholding taxes, social security deductions and other general obligations. Employee shall also be entitled to an automobile allowance of not less than $700 per month."

2. The first sentence of Section 3(a) of the Agreement is hereby amended to read: "The term of this Agreement shall begin on the date hereof, and shall continue until November 17, 2003.

3. Except as amended hereby, the Agreement is in all respects ratified and confirmed.

UNITED RENTALS, INC.
BY: /s/ Bradley Jacobs
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Bradley Jacobs, its Chief Executive Officer

EMPLOYEE:

/s/ Wayland Hicks
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Wayland R. Hicks